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                                                                   Exhibit 10.23

                        AGREEMENT RELATING TO IRV'S LEASE

     This Agreement Relating to Irv's Lease (hereinafter referred to as the "AGREEMENT") is entered into as of December 19, 2003, by and between 75th AND LYMAN CORPORATION, a Delaware corporation ("SELLER"), and INLAND SOUTHEAST DARIEN, L.L.C., a Delaware limited liability company ("BUYER").

                                    RECITALS

     A. Seller and Inland Retail Real Estate Trust, Inc. ("INLAND") have entered into a Purchase and Sale Agreement dated as of November 12, 2003 (the "PURCHASE AGREEMENT"), pursuant to which Seller has agreed to sell to Inland and Inland has agreed to purchase from Seller that certain parcel of land, and improvements, located in the City of Darien, DuPage County, Illinois, commonly known as Darien Towne Centre (the "PROPERTY"). Capitalized terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

     B. Buyer has succeeded to the interest of Inland under the Purchase Agreement.

     C. Buyer and Seller desire to lease a portion of the Property, known as Unit 2173 and consisting of 9,348 rentable square feet (the "IRV'S SPACE"), which the parties had expected to lease to Rack Clothing South, Inc. (d/b/a Irv's Men's Ware) ("IRV'S") prior to the Closing. As of the Closing Date, the Irv's Space has not been leased. Buyer and Seller have agreed retroactively to reduce the Purchase Price in the event the Irv's Space is not fully leased on or before May 1, 2004. The maximum amount of such retroactive Purchase Price reduction is $43,818.00, which sum (corresponding to three months of basic and additional rent anticipated for the Irv's Space) Seller has agreed to set aside from its net proceeds from the sale of the Property to Buyer and deposited in escrow with the Escrow Company (such deposit, but not any earnings thereon, being referred to in this Agreement as the "IRV'S DEPOSIT") pursuant to a separate Joint Order Escrow Instructions to which Seller, Buyer and the Escrow Company will be parties.

     E. Buyer and Seller desire to set forth their understanding with respect to the amount of, and conditions precedent to, any Purchase Price reduction, and the release of the Irv's Deposit.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, including the mutual promises, covenants and agreements herein contained, Seller and Buyer agree as follows:

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     1.   BUYER'S CONTINUING OBLIGATION TO ATTEMPT TO LEASE IRV'S SPACE.

     Buyer agrees to use commercially reasonable efforts to lease the Irv's Space. Without limiting the foregoing, Buyer shall within a reasonable period following the Closing offer to lease the Irv's Space to Irv's on terms no less favorable to Irv's than those offered by Seller and Buyer to Irv's in the course of their attempt to finalize a lease with Irv's contemporaneous with the Closing. Buyer shall keep Seller fully apprised of the status of its negotiations with Irv's and any other prospective tenants with respect to any portion of the Irv's Space.

     2.   DISPOSITION OF IRV'S DEPOSIT.

          (a) The Escrow Company shall pay to Seller all interest or other earnings on the Irv's Deposit upon request of Seller. Upon request of Seller, Buyer shall join in any instruction to the Escrow Company directing the Escrow Company to release such earnings.

          (b) If at any time prior to May 1, 2004, Buyer has entered into one or more lease agreements under whose terms the entire Irv's Space will be Leased as of May 1, 2004, Buyer and Seller shall instruct the Escrow Company to release the entire Irv's Deposit to Seller.

          (c) On May 1, 2004, and the first day of each calendar month thereafter until the Irv's Deposit is exhausted, Buyer and Seller shall instruct the Escrow Company to pay to Buyer an amount equal to the product obtained by multiplying (i) the area (expressed as rentable square feet) of the Irv's Space that is not Leased for that month, by (ii) $1.5625. Any such payment to Buyer shall be deemed to be a reduction in the Purchase Price. If any portion of the Irv's Space will be Leased on a date other than the first day of a calendar month, the area considered Leased in such month shall be prorated in proportion to the number of days in such calendar month in which such space is Leased relative to the actual number of days in such calendar month.

          (d) If at any time on or after May 1, 2004, the entire Irv's Space has been Leased, Buyer and Seller shall instruct the Escrow Company to pay any remaining Irv's Deposit to Seller.

     For purpose of this Agreement, a portion of the Irv's Space shall be considered "Leased" if it is the subject of a binding lease agreement (whether the tenant is Irv's or a one or more other tenants) and the tenant's obligation to pay rent for such space has commenced.

     3.   CHANGES TO CLOSING DOCUMENTS.

     References to the Shopping Center Lease to Irv's is hereby deleted from
Schedule 2 of the Assignment of Leases and the Certified Lease List delivered by Seller to Buyer at Closing.

     4.   NOTICE TO PARTIES.

     All notices, demands, deliveries and communications (a "NOTICE") under this Agreement shall be in writing and shall be delivered or sent by: (i) first class, registered or certified mail, postage prepaid, return receipt requested,
(ii) nationally recognized overnight carrier, or (iii)

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facsimile (provided the original Notice is also sent via a nationally recognized overnight carrier on the next business day) and shall be addressed to the address of the party set forth below with copies to the parties designated below or to such other address as either party may designate by Notice pursuant to this Section. Any Notice transmitted in the manner described above shall be deemed given when personally delivered, upon receipt of facsimile transmission, upon delivery by the designated carrier, or on the third (3rd) business day after mailing, whichever occurs first.

        IF TO SELLER:     75TH AND LYMAN CORPORATION
                          c/o CB Richard Ellis Investors
                          601 108th Avenue, N.E. #1900
                          Bellevue, WA 98004
                          Attention: Paul Chapman
                          Facsimile no. (425) 943-6801

        With copy to:     Heller Ehrman White & McAuliffe LLP
                          701 Fifth Avenue, Suite 6100
                          Seattle, WA 98104-7098
                          Attention: Donald E. Percival
                          Facsimile no. (206) 447-0849

        IF TO BUYER:      Inland Southeast Darien, L.L.C.
                          2901 Butterfield Road
                          Oak Brook, IL. 60523
                          Attn: G. Joseph Cosenza, Authorized Representative
                          Telephone: (630) 218-4948
                          Facsimile: (630) 218-4900

     5.   EXPENSES AND ATTORNEYS' FEES.

     The prevailing party in any arbitration, suit or other action arising out of or related to this Agreement shall be entitled to recover from the other party all reasonable fees, costs and expenses incurred by the prevailing party in connection with the arbitration, suit or action, including reasonable judicial and extra-judicial attorneys' fees, expenses and disbursements and fees, costs and expenses relating to any mediation, arbitration or appeal.

     6.   GOVERNING LAW AND VENUE.

     This Agreement shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be governed by and interpreted in accordance with the internal laws of the State of Illinois. Any dispute arising under or in any way related to this Agreement shall be adjudicated by any state or federal court located within DuPage County, Illinois (or in the case of federal court, any federal court in the state of Illinois), and each of the parties hereby consents to the exclusive jurisdiction of said courts with respect to such dispute.

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     7.   COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, each of the parties executed this Agreement as of the date set forth in the first paragraph.

                                        SELLER:

                                        75TH AND LYMAN CORPORATION,
                                        a Delaware corporation

                                        By:  /s/ Paul C. Chapman
                                             -----------------------
                                             Paul C. Chapman
                                             Executive Vice President


                                        BUYER:

                                        INLAND SOUTHEAST DARIEN, L.L.C.,
                                        a Delaware limited liability company

                                        By:  /s/ G. Joseph Cosenza
                                             -----------------------
                                             Name: G. Joseph Cosenza
                                                  ------------------
                                             Its:  Authorized Agent
                                                  ------------------

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